UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/15/2005

RAYONIER INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-6780

North Carolina	13-2607329
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

50 North Laura Street
Jacksonville, Florida
32202
(Address of Principal Executive Offices, Including Zip Code)

(904) 357-9100
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On September 14, 2005, the Board of Directors of Rayonier Inc. approved a three-for-two stock split (the "Stock Split") and a cash dividend increase. A copy of the press release announcing the Stock Split and dividend increase is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Following the action by the Board, the members of its Compensation and Management Development Committee (the "Committee") took action to adjust outstanding awards under Rayonier's 1994 Incentive Stock Plan (the "1994 Plan") and the 2004 Rayonier Incentive Stock and Management Bonus Plan, to reflect the Stock Split. The Committee also amended the 1994 Plan, as authorized therein, to increase the number of shares that may be awarded in any plan year for the purpose of reflecting a stock split.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.
99.1 Press release entitled "Rayonier to Split Stock 3 for 2, Increase Dividend 13.7 Percent" issued September 14, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

RAYONIER INC.

Date: September 15, 2005.	By:	/s/ HANS E. VANDEN NOORT
HANS E. VANDEN NOORT
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated September 14, 2005 announcing a three-for-two stock split and a 13.7 percent dividend increase.